UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2008

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 649-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a previous announcement, J. Stewart Bryan III retired as an executive officer of the Company effective September 25, 2008. Mr. Bryan will continue to serve as the non-executive Chairman of the Board of Directors.

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On September 25, 2008, the Board of Directors of Media General, Inc. approved and adopted By-laws, Amended and Restated as of September 25, 2008. In addition to certain non-substantive technical and administrative edits, the By-laws were amended as follows:

•

Article 1, Sections 7 and 8 were amended with respect to the information required to be filed as part of the advance notice procedures for eligible Stockholders to make nominations for Director and to propose business to be transacted at an Annual Meeting. The required information must be supplemented with certain additional information not later than 5 business days after the record date for the applicable meeting.

•	Article III, Section 2 was amended with respect to the timing of regular meetings of the Board of Directors.

•

Article V, Sections 1, 2, and 3 were amended to remove the position of Chairman of the Board as an Officer of the Corporation and to clarify the procedures surrounding the election and removal of the positions of Chairman of the Board, Chairman of the Executive Committee, and any Vice Chairmen of the Board.

•

Article V, Section 16 was amended to clarify that the Board of Directors determines the compensation of the Chairman of the Board, the Chairman of the Executive Committee, and any Vice Chairmen of the Board.

The foregoing description of the By-laws, Amended and Restated as of September 25, 2008, does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 3(ii) hereto and incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 25, 2008, the Board of Directors of Media General, Inc. amended the Code of Business Conduct and Ethics primarily to clarify that certain provisions apply equally to employees, officers, and directors. The Board of Directors also made certain amendments to the following corporate governance documents:

•	Audit Committee Charter

•	Compensation Committee Charter

•	Director Independence Standards

•	Nominating & Governance Committee Charter

•	Principles of Corporate Governance

The revised Code of Business Conduct and Ethics and the corporate governance documents listed above are available on the Company’s Web site, www.mediageneral.com.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

3(ii)	By-laws of Media General, Inc., Amended and Restated as of September 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date September 29, 2008

/s/ John A. Schauss
John A. Schauss
Vice President - Finance and Chief Financial Officer